Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$171,936,592
Unrealized Gain (Loss) on Market Value of Futures	49,772,600
Dividend Income	185,890
Interest Income	750,310
ETF Transaction Fees	30,000
Total Income (Loss)	$222,675,392

Expenses
General Partner Management Fees	$1,153,659
Professional Fees	214,445
Brokerage Commissions	509,097
Non-interested Directors' Fees and Expenses	17,471
Prepaid Insurance Expense	13,634
NYMEX License Fee	38,455
SEC & FINRA Registration Expense	28,638
Total Expenses	$1,975,399
Net Income (Loss)	$220,699,993

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/16	$2,987,917,534
Additions (50,600,000 Shares)	516,608,346
Withdrawals (30,900,000 Shares)	(328,204,963)
Net Income (Loss)	220,699,993

Net Asset Value End of Month	$3,397,020,910
Net Asset Value Per Share (308,700,000 Shares)	$11.00

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612